SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20579


                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  July 15, 1998
              Date of Report (Date of earliest event reported)


                            --------------------


                              WASTE MANAGEMENT, INC.
           (Exact name of Registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)


                1-7327                          36-2660763
       (Commission File Number)                (IRS Employer
                                             Identification No.)


        3003 Butterfield Road, Oak Brook, Illinois     60523
        (Address of principal executive offices)       (Zip Code)


                            (630) 572-8800
         (Registrant's telephone number, including area code)

 Item 5.   Other events.

      On July 15, 1998, the registrant issued a news release announcing, among other things, that USA Waste Services, Inc., a Delaware corporation ("USA Waste"), and the registrant reached an agreement in principle with the Antitrust Division of the Department of Justice and 13 states in connection with the Agreement and Plan of Merger, dated as of March 10, 1998 (the "Merger Agreement"), among USA Waste, Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Waste, and the registrant. Under the terms of the agreement, the companies are cleared to close the merger and will divest certain waste disposal, transfer and commercial collection assets with annual revenues currently totaling approximately $275 million.

      The news release also announced that at special meetings of the stockholders of the registrant and USA Waste, the stockholders of both companies approved the proposed merger. Pursuant to such approval, it is anticipated that the merger will be consummated on July 16, 1998 and each outstanding share of common stock, par value $1.00 per share, of the registrant will be converted into the right to receive 0.725 of a share of common stock, par value $0.01 per share, of USA Waste.

      The news release is filed as an exhibit hereto and is incorporated by reference herein.

 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

      No financial statements or pro forma financial information are required to be filed as a part of this report. The exhibit filed as part of this report is listed in the Exhibit Index hereto.



                                 SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               WASTE MANAGEMENT, INC.


                               By:/s/ Mark T. Spears
                                  ---------------------------
                                    Mark T. Spears
                                    Vice President

 Dated:  July 15, 1998


                           WASTE MANAGEMENT, INC.

                               EXHIBIT INDEX


 99.1 News Release dated July 15, 1998 issued jointly by Waste Management, Inc. and USA Waste Services, Inc.